U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2014

AMERICAN SANDS ENERGY CORP.

(Exact name of registrant as specified in its charter)

000-53167

(Commission File No.)

Delaware (State or other jurisdiction of incorporation or organization)	87-0405708 (IRS Employer Identification No.)

4760 South Highland Drive, Suite 341, Salt Lake City, Utah 84117

(Address of principal executive offices)

(801) 277-7888

(Registrant’s telephone number)

Not applicable

(Former Name or Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 28, 2014, American Sands Energy Corp. (the “Company”), entered into an agreement with Elemax, Inc. (“Elemax”), to purchase a trailer-mounted mobile oil recovery system designed for the extraction of oil or bitumen from solid materials such as oil sands, oil shale, or coal. The transaction closed on March 31, 2014.

The purchase price for the oil recovery system is $50,000 in cash and 214,285 Series A preferred stock units. Each Series A preferred stock unit consists of one share of Series A preferred stock, one warrant to purchase one share of the Company’s common stock at $0.45 per share, and one warrant to purchase an additional shares at $0.70 per share. The warrants are exercisable for five years. Each share of Series A preferred stock has a preference over the common stock in liquidation equal to $1.40 per share, and is convertible to four shares of common stock, subject to adjustment under certain circumstances.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information presented in Item 1.01 of this Form 8-K is incorporated herein by this reference.

Item 3.02 Unregistered Sales of Equity Securities

On March 31, 2014, the Company issued 214,285 Series A preferred stock units to Elemax, Inc., as described in Item 10.01 of this Form 8-K, which is incorporated herein. As of April 1, 2014, the Company sold 155,178 additional Series A preferred stock units to four individual investors at $1.40 per unit, or a total of $217,250. Each Series A preferred stock unit consists of one share of Series A preferred stock, one warrant to purchase one share of the Company’s common stock at $0.45 per share, and one warrant to purchase an additional shares at $0.70 per share. The warrants are exercisable for five years. Each share of Series A preferred stock has a preference over the common stock in liquidation equal to $1.40 per share, and is convertible to four shares of common stock, subject to adjustment under certain circumstances.

On April 1, 2014, the Company issued 525,715 shares of common stock to William C. Gibbs, our Chief Executive Officer and a director, as payment of accrued compensation in the amount of $184,000, and 333,333 shares of common stock to Daniel F. Carlson, our Chief Financial Officer and a director, as payment of accrued compensation in the amount of $116,667. On the same day the Company issued to C14 Strategy, LLC, a consulting firm controlled by the Company’s former chief executive officer, 150,000 shares of common stock as payment of consulting fees for the 15-month period that began January 1, 2013.

The Series A preferred stock units and common stock were sold in reliance on the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended. At the time of the sale of the units and common stock the Company had a reasonable belief that the persons purchasing the securities were accredited investors as defined in Rule 501 of Regulation D, and purchased such securities without a view to distribution thereof.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Sands Energy Corp.

Date: April 2, 2014	By:	/s/ Daniel F. Carlson
Daniel F. Carlson, Chief Financial Officer

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